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Exhibit 99.2

VANTAGE ENERGY, LLC

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,821	2,191
Accounts receivable	16,010	21,989
Accounts receivable—related party	20,685	—
Inventory	882	1,212
Prepayments and deposits	755	815
Commodity derivative assets	6,928	40,944

Total current assets	48,081	67,151

Property, plant, and equipment:
Oil and gas properties, full-cost method of accounting:
Proved	1,070,096	1,032,782
Unproved	78,288	74,619

Total oil and gas properties	1,148,384	1,107,401
Accumulated depletion and ceiling write-down	(813,657)	(634,082)

Net oil and gas properties	334,727	473,319
Gathering systems, less accumulated depreciation of $6,886 and $5,299	60,473	58,815
Other property, plant, and equipment, less accumulated depreciation of $2,072 and $1,948	723	772

Net property, plant, and equipment	395,923	532,906
Commodity derivative assets	5,702	15,679
Other assets	1,347	1,381
Water investment, less accumulated amortization of $96 and $11	1,278	662

Total assets	$452,331	617,779

Liabilities and Members' Equity
Current liabilities:
Accounts payable and accrued liabilities	$27,257	40,937
Accounts payable—related party	—	1,100
Commodity derivative liabilities	6,793	—
Current portion of Revolving credit facility, net of unamortized deferred financing costs (note 3)	268,873	—
Current portion of Second Lien note payable	2,000	2,000

Total current liabilities	304,923	44,037
Revolving credit facility, net of unamortized deferred financing costs (note 3)	—	270,555
Second Lien note payable, net of unamortized deferred financing costs (note 3)	189,407	189,780
Commodity derivative liabilities	5,806	—
Asset retirement obligations	8,818	8,466

Total liabilities	508,954	512,838

Contingently redeeemable Founders' units	5,960	5,788
Commitments and contingencies (note 8)
Members' equity:
Member contributions, net of issuance costs	448,059	428,227
Accumulated deficit	(510,642)	(329,074)

Total members' equity	(62,583)	99,153

Total liabilities and members' equity	$452,331	617,779

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands)

	Six months ended June 30,
	2016	2015
Operating revenues:
Gas revenues	43,806	38,946
Oil revenues	1,477	1,883
NGLs revenues	5,822	5,495
Midstream revenues	4,966	2,728
Gain on commodity derivatives	(21,155)	15,921

Total operating revenues	34,916	64,973

Operating expenses:
Production and ad valorem tax expense	2,928	2,115
Marketing and gathering expense	6,333	1,266
Lease operating and workover expense	7,581	9,280
Midstream operating expense	1,427	831
General and administrative expense	3,222	3,888
Depreciation, depletion, amortization, and accretion expense	26,476	28,459
Impairment of oil and gas properties	155,994	—

Total operating expenses	203,961	45,839

Operating income (loss)	(169,045)	19,134

Other expense:
Other income (expense)	(152)	(2)
Interest expense, net of capitalized interest	(12,371)	(10,569)

Total other expense	(12,523)	(10,571)

Net income (loss)	(181,568)	8,563

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Condensed Consolidated Statements of Changes in Members' Equity

Six months ended June 30, 2016 and year ended December 31, 2015

(Unaudited)

(In thousands)

		Members' Equity
	Contingently Redeemable Founders' Units
		Members' Contributions	Accumulated Deficit	Total
Balance at December 31, 2014	5,788	428,227	(36,136)	392,091
Net loss	—	—	(292,938)	(292,938)

Balance at December 31, 2015	$5,788	428,227	(329,074)	99,153
Members' Contributions	172	19,832	—	19,832
Net loss	—	—	181,568	181,568

Balance at June 30, 2016	$5,960	448,059	(510,642)	(62,583)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(181,568)	8,563
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	26,476	28,459
Accretion of original issue discount	195	181
Impairment of oil and gas properties	155,994	—
Gain on commodity derivatives	21,155	(15,921)
Settlement of commodity derivatives	35,437	40,894
Changes in operating assets and liabilities:
Accounts receivable	5,979	5,703
Accounts payable—related party	(21,785)	(3,212)
Inventory	330	(106)
Prepayments and deposits	60	(311)
Accounts payable and accrued liabilities	(1,435)	121

Net cash provided by operating activities	40,838	64,371

Cash flows from investing activities:
Oil and gas property acquisition, exploration, and development	(52,770)	(106,158)
Gathering system additions	(3,867)	(7,994)
Water investment additions, net of surcharges refunded	(385)	—
Other assets	36	—
Other property, plant, and equipment additions	(75)	(51)

Net cash used in investing activities	(57,061)	(114,203)

Cash flows from financing activities:
Borrowings under revolving credit facility	37,000	34,000
Principal payments on revolving credit facility	(38,000)	—
Principal payments on second lien note payable	(1,000)	(1,000)
Members' contributions, net	20,004	—
Financing costs	(1,151)	(1,377)

Net cash provided by financing activities	16,853	31,623

Net change in cash and cash equivalents	630	(18,209)
Cash and cash equivalents—beginning of period	2,191	20,479

Cash and cash equivalents—end of period	$2,821	2,270

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,986	11,434
Supplemental disclosure of selected noncash accounts:
Accrued oil and gas capital additions	$12,247	17,595
Capitalized asset retirement obligations, net	155	159

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies

(a)   Nature of Operations and Principles of Consolidation

        Vantage Energy, LLC (the Company) was organized as a limited liability company under the laws of the state of Delaware in 2006. The condensed consolidated financial statements include the accounts of Vantage Energy, LLC and its seven wholly owned subsidiaries. All intercompany balances have been eliminated in consolidation.

        The Company is engaged in the exploration and exploitation of petroleum and natural gas, as well as natural gas acquisition, development, and gathering, in various basins in the United States of America, with the primary focus on unconventional natural gas plays.

        The accompanying unaudited condensed consolidated financial statements of Vantage Energy, LLC have been prepared by the Company's management in accordance with generally accepted accounting principles in the United States (GAAP) for interim financial information and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act). Accordingly, these financial statements do not include all of the information required by GAAP or the Securities and Exchange Commission (SEC) rules and regulation for sscomplete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2015. The unaudited condensed consolidated financial statements included herein contain all adjustment which are, in the opinion of management, necessary to present fairly the Company's financial position as of June 30, 2016 and its condensed consolidated statements of operations for the six months ended June 30, 2016 and 2015, and its condensed consolidated statement of cash flows for the six months ended June 30, 2016 and 2015. The condensed consolidated statements of operations for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results to be expected for future periods.

(b)   Use of Estimates

        The preparation of these condensed consolidated financial statements, in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. As a result, actual amounts could differ from estimated amounts. By their nature, these estimates are subject to measurement uncertainty, and the effect on the condensed consolidated financial statements of changes in such estimates in future periods could be significant. Significant estimates with regard to the Company's condensed consolidated financial statements include the estimate of proved oil and gas reserve volumes and the related present value of estimated future net cash flows, the recoverability of unproved oil and gas properties, the calculation of depletion of oil and gas reserves, the estimated cost and timing related to asset retirement obligations, and the estimated fair value of derivative assets and liabilities.

        Reserve estimates are, by their nature, inherently imprecise. The process of estimating quantities of oil and gas reserves is complex, requiring significant decisions in the evaluation of all available geological, geophysical, engineering, and economic data. The data for a given field may also change substantially over time as a result of numerous factors including, but not limited to, additional

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

development activity, evolving production history, and continual reassessment of the viability of production under varying economic conditions. As a result, material revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure that the reserve estimates represent the most accurate assessments possible, subjective decisions, and available data for the various fields make these estimates generally less precise than other estimates included in financial statement disclosures.

(c)   Oil and Gas Properties

        The Company follows the full-cost method of accounting for natural gas and crude oil properties. Pursuant to full-cost accounting rules, the Company is required to perform a "ceiling test" calculation to test its oil and gas properties for possible impairment. If the net capitalized cost of the Company's oil and gas properties subject to the amortization (the carrying value) exceeds the ceiling limitation, the excess would be charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproven properties included in the costs being amortized, and all related income tax effects. The present value of estimated future net revenue is computed by applying the average first day of the month oil and gas price for the preceding 12-month period to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves, assuming the continuation of existing economic conditions.

        As of June 30, 2016, the carrying value of the Company's oil and gas properties subject to the test exceeded the calculated value of the ceiling limitation. As a result, the Company recorded an impairment of $156.0 million for the six months ended June 30, 2016. The ceiling test calculation uses rolling 12-month average commodity prices, the effect of lower quarter-over quarter prices in future quarters is a potentially lower ceiling value each quarter. This could result in ongoing impairments each quarter until prices stabilize or improve.

(d)   Adoption of New Accounting Principles

        The FASB issued ASU 2015-03, Interest Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs, in April 2015. The core principle of ASU 2015-03 will require all costs incurred to issue debt be presented in the balance sheet as a direct deduction from the carrying value of debt, consistent with debt discounts. The Company adopted this standard as of January 1, 2016, and has applied the standard retrospectively. As a result of adoption, the Company has classified debt issuance costs to its Revolving credit facility and Second Lien note payable from other assets to debt on its condensed

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

consolidated balance sheet. The retrospective adjustment to the December 31, 2015 condensed consolidated balance sheet is as follows:

	Reported December 31, 2015	Adjustment Effect	As adjusted December 31, 2015
	(In thousands)
Other assets	$4,771	(3,390)	1,381
Revolving credit facility	271,000	(445)	270,555
Second Lien note payable	192,725	(2,945)	189,780

(2) Balance Sheet Disclosures

        Accounts receivable consist of the following:

	June 30, 2016	December 31, 2015
	(In thousands)
Revenue	$12,066	14,128
Joint interest billings	4,297	5,021
Derivative receivable	25	1,056
Other receivables	122	2,284
Allowance for doubtful accounts	(500)	(500)

	$16,010	21,989

        Joint interest billings represent receivables from joint interest owners on properties the Company operates. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover nonpayment of joint interest billings.

        Accounts payable and accrued liabilities consist of the following:

	June 30, 2016	December 31, 2015
	(In thousands)
Accrued capital expenditures	$6,746	18,993
Accrued production and ad valorem taxes	1,719	3,127
Accrued revenue payable	7,338	6,978
Accrued production expense payable	1,941	2,264
Accrued marketing, gathering, and transportation	5,391	5,646
Accrued general and administrative expense	1,937	1,854
Cash calls payable to other joint interest owners	222	437
Accrued interest payable	123	171
Accounts payable	1,840	1,467

	$27,257	40,937

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(3) Long-Term Debt

(a)   Revolving Credit Facility

        Effective July 19, 2007, the Company secured a credit facility with a group of bank lenders. Wells Fargo Bank, N.A. acts as administrative agent. Effective December 20, 2013, the Company amended and restated its credit facility (the Revolving Credit Facility) to adjust the borrowing base, increase the maximum commitment to $750 million, and allow for the Second Lien note payable (see below). The maturity date of the Revolving Credit Facility is January 1, 2017. As of June 30, 2016 and December 31, 2015, the Company had a borrowing base of $285.0 million and $276.0 million, respectively. As of June 30, 2016 and December 31, 2015, the Company had outstanding borrowings of $270.0 million and $271.0 million, respectively. On each borrowing, the Company has the election to pay interest at a Base rate or Eurodollar LIBOR. The margin on Base rate loans ranges from 0.75% to 1.75%. The margin on LIBOR loans ranges from 1.75% to 2.75%. The Company pays quarterly commitment fees ranging from 0.375% to 0.500% of the unused borrowing base. The Company generally elects to pay interest based on LIBOR, plus the applicable margin, which was 3.96% in total as of June 30, 2016.

        As of June 30, 2016, the Revolving Credit Facility was collateralized by all of the Company's assets, including its 50% undivided nonoperated interest in the Vantage Midstream assets (as defined in note 7).

        The Revolving Credit Facility contains certain financial covenants, including maintenance of a minimum current ratio, a minimum interest coverage ratio, and a minimum asset coverage ratio. As of June 30, 2016 and December 31, 2105, the Company was in compliance with all of its financial covenants.

(b)   Second Lien Term Loan

        In December 2013, the Company entered into a Second Lien note payable (Second Lien note payable) with a face amount of $200 million, maturing on December 20, 2018. The Company has the election to pay interest at a Base rate or Eurodollar LIBOR. The margin on Base rate loans is 6.50%. The margin on LIBOR loans is 7.50%. LIBOR has a floor of 1.00%. As of June 30, 2016, the stated interest rate was 8.5%, and $195.0 million was outstanding. The Second Lien note payable contains an optional prepayment provision that enables the Company to prepay the Second Lien note payable at par. The Second Lien note payable was issued with an original issue discount of $2.0 million, which has been classified as a reduction to the note balance. The discount is amortized over the term of the note using the effective interest method. The Second Lien note payable requires quarterly principal payments of $500,000, which commenced March 31, 2014.

        As of June 30, 2016, the Second Lien note payable was collateralized by a second lien interest in all of the Company's assets, including its 50% nonoperated interest in the Vantage Midstream assets, and contains certain financial covenants. These covenants include maintenance of a minimum asset coverage ratio and a minimum proved reserves value. As of June 30, 2016 and December 31, 2015, the Company was in compliance with all of its financial covenants.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(3) Long-Term Debt (Continued)

        The Company recognized gross interest expense of approximately $13.1 million and $11.3 million during the six months ended June 30, 2016 and 2015, respectively.

        Long-term debt as of June 30, 2016 (in thousands):

	As of June 30, 2016
	Revolving Credit Facility	Second Lien
Principal	$270,000	195,000
Net unamortized premium	—	(1,080)
Net unamortized debt issuance costs	(1,127)	(2,513)

Total Debt	268,873	191,407
Less: Current portion of long term debt	268,873	2,000

Total Long-Term Debt	$—	189,407

        Maturities of long-term debt as of June 30, 2016 (including current maturities, excluding unamortized debt discounts) are as follows (in thousands):

	Revolving Credit Facility	Second Lien
Year ending December 31,
2016	$—	1,000
2017	270,000	2,000
2018	—	192,000

Total future maturities of long-term debt	$270,000	195,000

(4) Fair Value Measurements

        Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions of what market participants would use in pricing the asset or liability developed based on the best

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(4) Fair Value Measurements (Continued)

information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities.
Level 2:	Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability.
Level 3:	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

        The assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company's policy is to recognize transfers in to and/or out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The following tables present the Company's financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2016 and December 31, 2015, by level, within the fair value hierarchy (in thousands):

	June 30, 2016
	Fair value measurements
Description	Level 1	Level 2	Level 3	Total
Assets:
Commodity derivative instruments	$—	12,630	—	12,630
Liabilities:
Commodity derivative instruments	$—	12,599	—	12,599

	December 31, 2015
	Fair value measurements
Description	Level 1	Level 2	Level 3	Total
Assets:
Commodity derivative instruments	$—	56,623	—	56,623

        The Company's commodity derivative instruments consist of variable-to-fixed price swaps. The fair values of the swap agreements are determined under the income valuation technique using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual terms, published forward prices, and discount rates as appropriate. The Company's estimates of fair value of commodity derivative instruments include consideration of the counterparties' creditworthiness, the Company's creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant's view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company's derivative instruments are included within the Level 2 fair value hierarchy. The counterparties on the Company's derivative instruments are the same financial institutions that hold the Revolving Credit

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(4) Fair Value Measurements (Continued)

Facility. Accordingly, the Company is not required to post collateral on these derivatives since the banks are secured by the Company's oil and gas assets.

(a)   Nonrecurring Fair Value Measurements

        The Company uses the income valuation technique to estimate the fair value of asset retirement obligations using estimated gross well costs of reclamation in amounts ranging from $21,500 to $185,000, timing of expected future dismantlement costs ranging from 1 year to 30 years, and a weighted average credit-adjusted risk-free rate. Accordingly, the fair value is based on unobservable pricing inputs and, therefore, is included within the Level 3 fair value hierarchy. During the six months ended June 30, 2016 and year ended December 31, 2015, the Company recorded liabilities for asset retirement obligations of less than $0.1 million and $0.6 million, respectively. See note 5 for additional information.

(b)   Other Financial Instruments

        Other financial instruments not measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and long-term debt. With the exception of long-term debt, the financial statement carrying amounts of these items approximate their fair values due to their short-term nature.

(5) Asset Retirement Obligations

        The following table presents the reconciliation of the Company's asset retirement obligation of oil and gas properties and gathering system.

June 30, 2016
(In thousands)
Beginning of period	$8,466
Liabilities incurred	13
Accretion expense	198
Revisions to estimate	141

End of period	8,818

(6) Commodity Derivative Instruments

        The Company is exposed to certain risks relating to its ongoing business operations, including risks related to commodity prices. The Company is focused on maintaining an active hedging program using commodity derivative financial instruments to achieve a more predictable cash flow by reducing its exposure to commodity price fluctuations and regional basis differential exposure in an effort to protect our capital investment program, as well as expected future cash flows. The Company's risk management activity is generally accomplished through over-the-counter commodity derivative contracts with large financial institutions. The Company currently uses fixed price natural gas swaps for which it receives a

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(6) Commodity Derivative Instruments (Continued)

fixed swap price for future production in exchange for a payment of the variable market price received at the time future production is sold.

        While the use of these instruments limits the downside risk of adverse price changes, their use may also limit future revenue from favorable price changes. The Company has adopted fair value accounting for its derivatives; therefore, changes in the fair value of derivative financial instruments are recognized in earnings. Cash payments or receipts on such contracts are included in cash flows from operating activities in our condensed consolidated statements of cash flows.

        At June 30, 2016, the terms of outstanding commodity derivative contracts were as follows:

Commodity	Quantity remaining	Prices	Price index	Contract period	Estimated fair value
					(In thousands)
Crude oil swaps (Bbls)	33,808	$44.60 - 47.00	NYMEX WTI	7/16 - 12/17	$(209)
Natural gas swaps (MMBtu):
Dominion South Point	52,210,000	1.67 - 3.13	Dominion South Point	7/16 - 12/19	515
WAHA	47,775,000	2.36 - 3.88	WAHA	7/16 - 12/19	750

Total	99,985,000				1,265

NGL Swaps (Gal):
Ethane	11,295,073	.18 - .22	OPIS MB Ethane	7/16 - 12/17	(760)
TetPropane	4,452,168	.40 - .62	OPIS MB TetPropane	7/16 - 12/17	(202)
IsoButane	1,369,777	.52 - .76	OPIS MB IsoButane	7/16 - 12/17	(74)
Normal butane	653,183	.52 - .75	OPIS MB NButane	7/16 - 12/17	(34)
Natural gasoline	1,469,159	.83 - 1.22	OPIS MB Nat Gasoline	7/16 - 12/17	45

Total	19,239,360				(1,025)

			Total commodity derivatives		$31

        The Company estimates that 2016 hedged volumes, in aggregate, represent approximately 90% of the Company's estimated proved production for the remainder of 2016, based upon the year-end external reserve report.

        Depending on changes in oil and gas futures markets and management's view of underlying supply and demand trends, we may increase or decrease our hedging positions.

        The Company classifies the fair value amounts of derivative assets and liabilities as net current or noncurrent derivative assets or net current or noncurrent derivative liabilities, whichever the case may be, by commodity and by counterparty. The Company enters into derivatives under a master netting arrangement with two counterparties, which, in an event of default, allows the Company to offset payables to and receivables from the defaulting counterparties.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(6) Commodity Derivative Instruments (Continued)

        The following tables provide reconciliation between the net assets and liabilities reflected in the accompanying consolidated balance sheets and the potential effects of master netting arrangements on the gross fair value of the derivative contracts:

		June 30, 2016
		Gross amounts
	Consolidated balance sheet classification	Gross recognized	Offset	Net recognized
		(In thousands)
Derivative assets:
Commodity contracts	Current assets	$10,477	(3,549)	6,928
Commodity contracts	Noncurrent assets	7,389	(1,687)	5,702

Total derivative assets		$17,866	(5,236)	12,630

Derivative liabilities:
Commodity contracts	Current liabilities	$10,342	(3,549)	6,793
Commodity contracts	Noncurrent liabilities	7,493	(1,687)	5,806

Total derivative liabilities		$17,835	(5,236)	12,599

		December 31, 2015
		Gross amounts
	Consolidated balance sheet classification	Gross recognized	Offset	Net recognized
		(In thousands)
Derivative assets:
Commodity contracts	Current assets	$41,242	(298)	40,944
Commodity contracts	Noncurrent assets	15,872	(193)	15,679

Total derivative assets		$57,114	(491)	56,623

Derivative liabilities:
Commodity contracts	Current liabilities	$298	(298)	—
Commodity contracts	Noncurrent liabilities	193	(193)	—

Total derivative liabilities		$491	(491)	—

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(6) Commodity Derivative Instruments (Continued)

        The table below summarizes the realized and unrealized gains and losses related to the Company's derivative instruments for the six months ended June 30, 2016 and 2015 recorded in the accompanying condensed consolidated statements of operations.

		Six months ended June 30,
	Location of gain (loss) recognized in earnings	2016	2015
		(In thousands)
Commodity derivative instruments:
Realized gains on derivatives	Operating revenue	$35,437	40,894
Unrealized loss on commodity derivatives, net	Operating revenue	(56,592)	(24,973)

Total realized and unrealized gains (losses), net		$(21,155)	15,921

        Due to the volatility of oil and natural gas prices, the estimated fair values of the Company's commodity derivative instruments are subject to large fluctuations from period to period.

(7) Related Party Transactions

(a)   Gas Gathering System Operating Agreement

        In connection with the Joint Development Agreement between the Company and Vantage II, Vista Gathering, LLC (hereinafter referred to as "Vantage Midstream") became the operator of the gas gathering assets. Pursuant to a Gas Gathering System Operating Agreement, dated August 2, 2012, between the Company and Vantage Midstream, the Company and Vantage II are to pay their respective 50% shares of the gas gathering system's operating and development costs, as well as their incurred gas gathering and compression fees. The Company was charged gas gathering and compression fees by Vantage Midstream for the wells that it operates approximately $6.4 million and $2.3 million for the six months ended June 30, 2016 and 2015, respectively.

(b)   Water Investment

        Pursuant to the Water Services and Supply Agreement, Vantage Midstream provides water services required in the Company's drilling operations. For the six months ended June 30, 2016, the Company paid water supply and transportation fees to Vantage Midstream of $0.1 million.

(c)   Management Services Agreement

        In August 2012, the Company and Vantage II entered into a Management Services Agreement (MSA) whereby the Company is to provide certain executive management, administrative, accounting, finance, engineering, land, and information technology assistance to Vantage II. In exchange for receiving these services, Vantage II will pay the Company a fee (the MSA Fee).The MSA Fee is allocated based upon the gross general and administrative expenses incurred by the Company multiplied by a ratio of the relative capital expenditures and oil and natural gas production volumes of the Company and Vantage II. Certain adjustments are made to this calculation to reflect the allocation

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(7) Related Party Transactions (Continued)

of general and administrative expenses to Vantage Midstream. The Company billed general and administrative expenses under the MSA to Vantage II of approximately $6.2 million and $7.4 million for the six months ended June 30, 2016 and 2015, respectively.

(d)   MIU Notes Receivable

        In December 2014, the Company made loans to certain employees in the form of notes receivable. Interest accrues on the notes at 0.34% per annum, and the notes mature upon the earlier to occur of: 1) December 1, 2017; 2) consummation of Monetization Event (as defined); or 3) fifteen days after the date of voluntary termination of employment by the employee or termination by the Company for cause. As of June 30, 2016, the notes had a balance of $1.3 million and are classified in other assets in the accompanying consolidated balance sheets. The notes are collateralized by a first lien interest in each employees' Management Incentive Units (MIUs) and all potential dividends and distributions and a second lien on all other personal assets. Interest income was deemed de minimus for the six months ended June 30, 2016.

(8) Commitments and Contingencies

        The Company leases office spaces in Colorado, Pennsylvania, and Texas and various compressors in Pennsylvania and Texas under noncancelable operating leases that expire at various dates through 2017. Rent expense for the six months ended June 30, 2016 and 2015 was $0.4 million and $0.3 million, respectively, of which a portion will be allocated between the Company and Vantage II.

        The following summarizes future minimum lease payments under operating leases at June 30, 2016 (in thousands):

Year ending December 31,
2016	$937
2017	883

Total future minimum lease payments	$1,820

        On August 22, 2008, the Company secured a letter of credit in the amount of $0.1 million with Wells Fargo Bank, N.A. in connection with the signing of an exploration agreement. Partial draws under this letter of credit are permitted. As of June 30, 2016, no amounts have been drawn under the letter of credit.

        As part of a Founder's employment agreement, the Company will pay $0.5 million to such Founder provided all of the following conditions have been met:

  i.
  The Company's invested capital equals $250 million or greater

  ii.
  Monetization events aggregating at least $500 million in proceeds have been completed

  iii.
  Distributions to Capital Interest Members are sufficient, in part, to exceed the Second Threshold, as defined in the LLC Agreement.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(8) Commitments and Contingencies (Continued)

        As of June 30, 2016, none of the $0.5 million has been accrued, as fulfillment of the above criteria has not been deemed probable.

        Effective August 1, 2010, and amended in October 2014, the Company entered into a gas gathering agreement related to its Lake Arlington project in Tarrant County, Texas, which committed the Company to transport a minimum quantity of natural gas for seven years starting on the date gas is first delivered. If the Company transports more than the minimum quantity, the Company will receive a credit for excess transported gas, calculated as actual quantity transported, less minimum transportation quantity, multiplied by a stated dollar amount per MMBtu. This credit can be used to offset shortfalls incurred, if any, in the year immediately before or after the excess quantity was incurred. As of June 30, 2016, remaining total minimum revenue commitments due over the term of the agreement aggregate to $23.7 million. As of June 30, 2016, the portion of the remaining minimum commitment that is due in 2017 totals $7.1 million, subject to a rollover provision in the agreement that permits the Company to roll a portion of any deficit commitment to the subsequent period.

        Effective August 1, 2013, the Company entered into a gas gathering agreement related to its Wedgwood project in Tarrant County, Texas, under which the Company is required to make a minimum revenue commitment of $8.8 million over four years starting on the date gas is first delivered. The gas gathering fee on which the minimum revenue commitment is based is $0.55 per MMBtu, and remains at that level under the agreement until the Company sells 20,000,000 MMBtu from its Wedgewood project, at which time the gas gathering fee reduces to $0.34 per MMBtu for all subsequent volumes. As of June 30, 2016, the Company had a remaining total commitment of $2.8 million. As of June 30, 2016 the portion of the remaining minimum revenue commitment that is due in 2017 totals $1.5 million, subject to a rollover provision in the agreement that permits the Company to roll a portion of any deficit obligations to the subsequent period.

        On April 17, 2014, the Company entered into a 20,000 MMBtu/d firm marketing agreement to market a portion of our production associated with volumes produced in the Marcellus Shale. The agreement began in October 2014 and continues through October 2020. Under the contract, the Company is paid based on TETCO M-2 pricing with the ability to share in downstream price upside when market conditions allow.

        On May 9, 2014, the Company entered in a 37,500 MMBtu/d firm marketing agreement to market a portion of our production associated with volumes produced in the Marcellus Shale. The agreement began in November 2014 and continues through October 2019. Under the contract, the Company is paid based on TETCO M-2 pricing.

        As of June 30, 2016, the Company had a rig contract in Texas totaling approximately $0.7 million, which ends in July 2016.

        From time to time, the Company is party to litigation. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure

        Summarized below are the four classes of interests that have been authorized:

  a)
  Capital Interests (excluding interests acquired under the Leveraged Investment Program)

  b)
  Class A Management Incentive Units

  c)
  Class B Management Incentive Units

  d)
  Class C Management Incentive Units.

        Effective July 1, 2010, the Members approved the Fourth Amendment to the Company's Limited Liability Company Agreement (the Fourth Amendment) creating the Class C Management Incentive Units. The Company offered each holder of Class A Management Incentive Units and Class B Management Incentive Units, who was employed by the Company on July 1, 2010, the opportunity to exchange all of such Units held by such holders for new Class C Management Incentive Units. In addition, the Fourth Amendment provided for the return of $1.4 million of capital contributions to certain Members to maintain consistent capital commitment contribution percentages among all Members. Effective August 1, 2012, the Members entered into a Second Amended and Restated Limited Liability Company Agreement (the Agreement).

(a)   Capital Interests

        Capital Interests are issued to Members from time to time, in exchange for a Member's capital commitment to make cash contributions when called by the Company pursuant to the terms as described in the Agreement.

        Total capital contributions and deemed commitments associated with outstanding Capital Interests are as follows:

	June 30, 2016	December 31, 2015
	(In thousands)
Institutional investors (deemed commitment—$470,559)	$440,464	420,940
Founders (deemed commitment—$6,281)	5,960	5,788
Other employees (deemed commitment—$2,169)	2,103	2,055
Friends and family (deemed commitment—$6,225)	5,827	5,568

Total (total deemed commitment—$485,234)	$454,354	434,351

        As of June 30, 2016 and December 31, 2015, the Company had undrawn commitments of $30.9 million and $50.9 million, respectively. Member contributions on the condensed consolidated balance sheets are net of equity issuance costs of approximately $0.4 million as of June 30, 2016 and December 31, 2015.

        Members are entitled to preferred distributions in an amount equal to 8% per annum. As it relates to Class C Management Incentive Units, preferred distributions are compounded annually beginning on July 1, 2010 on the sum of $135 million plus any capital contributions made by members subsequent to July 1, 2010. Preferred distributions are paid only if distributable cash, as defined in the Agreement, is

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure (Continued)

available. As of June 30, 2016 and December 31, 2015, accumulated but undeclared and unpaid preferred distributions related to the Class C Management Incentive Units approximated $141.1 million and $124.4 million, respectively.

        The amount of accumulated preferred distributions is also used to determine the size of any payments that may be made to holders of Management Incentive Units. With respect to calculating payments, if any, to holders of the Class C Management Incentive Units, the actual amount of accumulated but undeclared preferred distributions with respect to the Capital Interests as described in the preceding paragraph is determinative. For purposes of calculating payments, if any, to holders of the Class A Management Incentive Units who did not exchange their Class A Management Incentive Units for new Class C Management Incentive Units, preferred distributions are accrued from the dates that capital contributions were made to the calculation date and are based on the full amount of all such capital contributions. As of June 30, 2016 and December 31, 2015, accumulated but undeclared and unpaid preferred distributions related to the Class A Management Incentive Units approximated $311.3 million and $282.6 million, respectively.

        Decisions of the Company are approved by the majority of the Company's board of managers. As of June 30, 2016, the Company's board of managers comprised seven managers, including five appointed by the Institutional Investors, and the two Founders. The Founders may elect to appoint an additional independent manager.

        The Company has the right, but not the obligation, to repurchase all Capital Interests and vested Management Incentive Units of employee Members, who are terminated for any reason, at the Units' estimated fair value under the conditions provided for in the Agreement, except that this right does not exist with respect to the death or disability of any Founder. If an employee member is terminated for cause, his or her Management Incentive Units, whether vested or unvested, will be forfeited, and his or her Capital Interests may be repurchased for the lesser of the aggregate unreturned capital contributions of such Member or fair market value. Upon termination of employment without cause or due to death or disability, the Founders/heirs may put their Capital Interests to the Company at fair market value. Upon the occurrence of death or disability, the exercise of this put right is at the Founders'/heirs discretion, which is an event outside of the Company's control. Under the standard codified within ASC 480, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" and Emerging Issues Tax Force ("EITF") Topic D-98 stock subject to redemption requirements outside the control of the Company are required to be classified outside of permanent equity. Accordingly, the Founder's equity is classified outside of member's equity. The occurrence of these events is not deemed probable, and therefore, the Founders equity has been measured at historic cost. The put option cannot be exercised if a Founder voluntarily terminates employment or is terminated for cause.

        Distributions of funds associated with Capital Interests defined above follow a prescribed framework, which is outlined in detail in the Agreement. In general, distributions are first made to those Members who have made capital contributions until such Members receive the sum of $135 million plus any additional capital contributions made subsequent to July 1, 2010 plus an 8% per annum return from July 1, 2010, as described above. Subsequent distributions are then allocated 85%

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(9) Capital Structure (Continued)

to the holders of Capital Interests in accordance with specified sharing ratios and 15% to the holders of Management Incentive Units. The 15% incentive pool is allocated based on the number of Class C Management Incentive Units, taking into consideration payments made to holders of any remaining Class A Management Incentive Units that have not been exchanged for Class C Management Incentive Units. In addition, depending on amounts due from or to participants in the Leveraged Investment Program, certain distributions may be made to or by such participants upon a monetization event.

        The Capital Interests are illiquid and subject to substantial transfer restrictions and have certain drag-along and tag-along rights as provided with the agreement.

(b)   Leveraged Investment Program

        Between December 18, 2006 and June 19, 2009, and at the time of employment for employees first employed between June 16, 2008 and June 17, 2009, the Company was authorized to issue to employees who are also Capital Interest Members up to $15 million of Leveraged Amounts. The Leveraged Amounts are limited recourse notes, collateralized by both the Capital Interests acquired independently of the Leveraged Investment Program amounts and the Capital Interests acquired through the Leveraged Investment Program amounts, but otherwise nonrecourse to the Capital Interest Members. The notes mature only upon the occurrence of a sale of the Company.

        In connection with the Fourth Amendment, participants in the Leveraged Investment Program who were current employees were given the opportunity to surrender and relinquish their right to participate in the remaining undrawn portion of the Leveraged Investment Program, which represented 41.5% of such participants' allocated Leveraged Amounts under the Leveraged Investment Program. As of December 31, 2010, participants had surrendered the right to participate in $1.6 million aggregate Leveraged Amounts under the Plan.

        The terms of the notes issued under the Leveraged Investment Program provide for interest to accrue at 5.0% per annum. As the interest due to the Company on these notes will be withheld out of future distributions, interest income will be recognized at the time such distributions are paid. As of June 30, 2016 and December 31, 2015, interest income accumulated, but not recognized, approximated $2.5 million and $2.4 million, respectively. For the six months ended June 30, 2016 and 2015, no compensation expense related to Leveraged Amounts had been recorded, as such amounts were immaterial. The total Leverage Investment Capital since inception through June 30, 2016 is $5.3 million.

(10) Management Incentive Units

        The Company has issued management incentive units to certain employees. The management incentive units participate only in distributions in liquidation events, meeting requisite financial thresholds after Capital Interests have recovered their investment and special allocation amounts. Management incentive units have no voting rights. Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied (in general, upon a liquidating event). Accordingly, no value was assigned to the interests when issued.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(10) Management Incentive Units (Continued)

(a)   Class A Management Incentive Units

        The Management Incentive Plan, as described in the Agreement, authorizes up to 1,000,000 nonvoting, Class A Management Incentive Units. In connection with the Fourth Amendment, holders of Class A Management Incentive Units who were employed by the Company on July 1, 2010 were offered the opportunity to exchange their Class A Management Incentive Units for newly issued Class C Management Incentive Units. No new Class A Management Incentive Units may be issued following the Fourth Amendment. As of June 30, 2016 and December 31, 2015, 109,171 Class A Management Incentive Units were outstanding. For financial reporting purposes, no related compensation expense has been recorded as of and for the six months ended June 30, 2016 and year ended December 31, 2015.

        Prior to the Fourth Amendment, certain Class A Management Incentive Units vest on a schedule of 20% at the end of each of the first four years following the date of grant, with the final 20% vesting only upon the occurrence of a sale of the Company. Other Class A Management Incentive Units vest 100% upon the occurrence of a sale of the Company. As of June 30, 2016 and December 31, 2015, 109,171 Class A Management Incentive Units were vested and outstanding.

(b)   Class B Management Incentive Units

        The Management Incentive Plan, as described in the Agreement, authorizes up to 45 Class B Management Incentive Units. In connection with the Fourth Amendment, holders of Class B Management Incentive Units were offered the opportunity to exchange their Class B Management Incentive Units for newly issued Class C Management Incentive Units. No new Class B Management Incentive Units may be issued following the Fourth Amendment. All holders of Class B Management Incentive Units accepted such offer; thus, at June 30, 2016 and December 31, 2015, there were no Class B Management Incentive Units outstanding.

(c)   Class C Management Incentive Units

        The 2010 Management Incentive Plan, as described in the Fourth Amendment, authorizes up to 1,818,182 nonvoting, Class C Management Incentive Units. In connection with the Fourth Amendment, holders of Class A Management Incentive Units and Class B Management Incentive Units who were employed by the Company on July 1, 2010 were offered the opportunity to exchange their Class A Management Incentive Units and Class B Management Incentive Units for newly issued Class C Management Incentive Units. Holders of 564,182 Class A Management Incentive Units exchanged such Units for 564,182 Class C Management Incentive Units, and holders of all of the 45 outstanding Class B Units exchanged such Units for 894,195 Class C Management Incentive Units. As of June 30, 2016 and December 31, 2015, 1,605,254 and 1,630,604 Class C Management Incentive Units were outstanding, respectively.

        The Class C Management Incentive Units vest on a schedule of 15% if the holder has been employed by the Company on a full-time basis for each of three, four, and five years beginning on the date of grant, with the final 55% to vest only upon the occurrence of a sale of the Company, provided that the Company gives employees up to two full years' credit against the vesting schedule for

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements (Continued)

June 30, 2016 and December 31, 2015

(Unaudited)

(10) Management Incentive Units (Continued)

employment prior to the date of grant. In addition, there is accelerated vesting for each Founder of up to 50% of the Class C Management Units held by such Founder if his employment is terminated by the Company without cause. As of June 30, 2016 and December 31, 2015, 726,409 and 715,909, respectively, Class C Management Incentive Units were vested.

        The following table presents the activity for Class C Management Incentive Units outstanding:

Units
Outstanding—December 31, 2014	1,698,479
Granted	24,500
Forfeited	(92,375)

Outstanding—December 31, 2015	1,630,604
Granted	25,000
Forfeited	(13,500)

Outstanding—June 30, 2016	1,642,104

(11) Liquidity

        The Revolving Credit Facility matures on January 1, 2017. The Company expects to repay and retire the Revolving Credit Facility and the Second Lien note payable in connection with the net proceeds from the completion of the public offering and cash on hand. Additionally the Company plans to obtain new financing following the anticipated corporate reorganization, contemporaneous with the offering.

        In the event that some deficiency exists between the proceeds of the offering or the terms of the new facility and the Company's current facility, as of June 30, 2016 the Company has available undrawn capacity under its existing borrowing base of $14.0 million and available undrawn capacity under its equity commitments of $30.9 million to address such a deficiency. In addition, the Company expects that it will be able to secure incremental equity commitments or other sources of capital, including debt, if necessary, from its current equity investors, other investors, or lenders to address any shortfall. The Company's current equity investors continue to be supportive of the Company's long-term growth and financing strategy.

        While we anticipate engaging in active dialogue with our creditors and the potential public offering, at this time we are unable to predict the outcome of such or whether any such efforts to raise additional equity will be successful.

(12) Subsequent Events

        The Company has evaluated subsequent events that occurred after June 30, 2016 through, August 29, 2016. Any other material subsequent events that occurred during this time have been properly recognized or disclosed in these consolidated financial statements or the notes to the consolidated financial statements.

QuickLinks

  Exhibit 99.2
VANTAGE ENERGY, LLC Condensed Consolidated Balance Sheets (In thousands)
VANTAGE ENERGY, LLC Condensed Consolidated Statements of Operations (Unaudited) (In thousands)
VANTAGE ENERGY, LLC Condensed Consolidated Statements of Changes in Members' Equity Six months ended June 30, 2016 and year ended December 31, 2015 (Unaudited) (In thousands)
VANTAGE ENERGY, LLC Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
VANTAGE ENERGY, LLC Notes to Condensed Consolidated Financial Statements June 30, 2016 and December 31, 2015 (Unaudited)